Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group (Investor Inquiries)
Investor Relations	Celeste Duncan (212) 477-9007
(610) 941-5675	Sam Brown, Inc. (Media Inquiries)
www.genaera.com	Mike Beyer (773) 463-4211; beyer@sambrown.com

GENAERA ANNOUNCES RESULTS OF ITS SPECIAL MEETING OF STOCKHOLDERS

Plymouth Meeting, PA -- October 3, 2006 -- Genaera Corporation (NASDAQ: GENR) today announced the results of its Special Meeting of Stockholders held on October 3, 2006. Both of the matters voted upon by stockholders were approved. As a result, Genaera's Board of Directors has been granted discretionary authority to amend the Company's Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding common stock based on one of the following five ratios: one-for-six, one-for-seven, one-for-eight, one-for ten and one-for-twelve. The Board's authority will be in effect until the Company's 2007 annual meeting of stockholders. In addition, Genaera's 2004 Stock-Based Incentive Compensation Plan will be amended to provide for an increased number of shares issuable thereunder.

Genaera Corporation is a biopharmaceutical company committed to developing medicines to address substantial unmet medical needs in major pharmaceutical markets. The Company has products in development for the treatment of eye, cancer, respiratory disorders and metabolic syndrome. EVIZON™ (squalamine lactate) is Genaera's lead product in development for ophthalmic indications, specifically wet age-related macular degeneration (AMD). Genaera's other programs include: squalamine for the treatment of cancer; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease; and trodusquemine (MSI-1436) for the treatment of obesity.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "believe," "continue," "develop," "expect," "plan" and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to: Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates, including EVIZON, may be delayed or may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; the risk that EVIZON ceases to meet the criteria for CMA2 Pilot or Fast Track designation at some point in the future; Genaera's reliance on its collaborators, in connection with the development and commercialization of Genaera's product candidates; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.